Exhibit 10.4
KVH INDUSTRIES, INC.
AMENDED AND RESTATED PLEDGE AGREEMENT
This AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”) is made as of this 30th day of October, 2018 by and between KVH INDUSTRIES, INC., a Delaware corporation having a principal place of business at 50 Enterprise Center, Middletown, Rhode Island 02842-5279 (the “Pledgor”) and BANK OF AMERICA, N.A., a national bank having a place of business at 100 Westminster Street, Providence, Rhode Island 02903-2394, as Administrative Agent (the “Agent”).
R E C I T A L S
WHEREAS, the Pledgor, the Agent and the lenders party thereto (the “Existing Lenders”) have entered into that certain Credit Agreement dated as of July 1, 2014 (as amended and in effect on and prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Pledgor and the Agent have entered into that certain Pledge Agreement dated as of July 1, 2014 (as amended and in effect on and prior to the date hereof, the “Existing Pledge Agreement”) with respect to the Pledged Equity Interests (as defined below);
WHEREAS, the Pledgor has requested that the Existing Credit Agreement be amended and restated to, among other things, (i) extend the maturity date of the obligations secured under the Existing Credit Agreement and effect certain other amendments thereto, and (ii) provide for Bank of America, N.A. to serve as Administrative Agent, for itself and certain of the Existing Lenders and for the other Lenders, and as Swingline Lender and L/C Issuer, under the terms and conditions set forth therein (as amended and in effect on and prior to the date hereof, the “Credit Agreement”) (all capitalized terms used but not defined herein shall have the meaning given to such terms in the Credit Agreement);
WHEREAS, the Pledgor intends that the security interests granted pursuant to this Agreement shall constitute valid security interests securing the Secured Obligations; and
WHEREAS, as security for the Secured Obligations, the Pledgor is pledging to the Agent sixty-five percent (65%) of the issued and outstanding ordinary shares of KVH Industries UK Ltd., a company incorporated in the United Kingdom with its registered address at 2A Queen Street, Leeds, West Yorkshire, UK LS1 2TW (“Issuer”), (all such shares and ownership interests, collectively, the “Pledged Equity Interests”);
NOW, THEREFORE, in consideration of the foregoing premises and value received, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Definitions. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement. Terms used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the UCC (as defined below) have such defined meanings herein, unless the context otherwise indicates or requires, and the following terms shall have the following meanings:
Cash Collateral. See Section 3.
Cash Collateral Account. See Section 3

Pledged Collateral. The Pledged Equity Interests and any other property at any time pledged to the Agent hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation any and all Cash Collateral, but excluding any dividends, distributions, income, increases or proceeds received by the Pledgor to the extent expressly permitted by Section 5.
Pledged Equity Interests. See Recitals.
UCC. The Uniform Commercial Code of the State of New York, as amended and in effect from time to time.
SECTION 2.    The Pledge.
(a)    In order to secure the full and punctual payment and performance of the Secured Obligations in accordance with the terms thereof, and for the benefit of the Secured Parties, the Pledgor hereby pledges and grants a security interest in all of the Pledgor's right, title and interest in and to the Pledged Collateral, and all of the Pledgor's rights, entitlements and privileges with respect to the Pledged Collateral. Contemporaneously with the execution and delivery hereof, the Pledgor is delivering executed, undated stock powers for each of the Pledged Equity Interests evidenced by certificates as noted on Annex A hereto.
(b)    In the event that the issuer of Pledged Collateral at any time issues any additional or substitute shares of capital stock of any class, or any other additional or substitute ownership interests, the Pledgor will immediately deliver to the Agent certificates representing all such shares as additional security for the Secured Obligations. All such additional or substitute shares or ownership interests shall constitute Pledged Collateral and be subject to all provisions of this Agreement.
(c)    Notwithstanding any provision herein or in any other Loan Document to the contrary, at no time shall greater than sixty-five percent (65%) of the issued and outstanding shares or other ownership interests of the Issuer (or any successor issuer of the Pledged Collateral) owned by the Pledgor be pledged, or subject to any Lien in favor of, the Agent or any other Secured Party. All Pledged Equity Interests constitute Pledged Collateral and are subject to all provisions of this Agreement.
SECTION 3.    Liquidation, Recapitalization, Etc.
(a)    Any sums or other property paid or distributed upon or with respect to any of the Pledged Collateral, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in Section 5, be paid over and delivered to the Agent to be held by the Agent as security for the payment and performance in full of all of the Secured Obligations. In the event that, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Pledged Collateral or any such property, then such distribution of capital shall be paid over and delivered to the Agent to be held by the Agent as security for the Secured Obligations. Except to the limited extent provided in Section 5, all sums of money and property paid or distributed in respect of the Pledged Collateral, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Pledgor shall, until paid or delivered to the Agent, be held in trust for the Agent as security for the payment and performance in full of all of the Secured Obligations.

(b)    All sums of money that are delivered to the Agent pursuant to this Section 3 shall be deposited into an interest bearing account with the Agent (the “Cash Collateral Account”). So long as no Event of Default has occurred which is continuing, upon the request by the Pledgor, funds from time to time in the Cash Collateral Account shall be invested in time deposits (“Time Deposits”) that are satisfactory to both the Agent and the Pledgor. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time credited to the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds of any thereof are hereinafter referred to as the “Cash Collateral.”
(c)    Unless and until the Facility Termination Date has occurred, the Pledgor shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Agent to part with the Agent's possession of any instruments or other writings evidencing any Time Deposits. So long as no Event of Default has occurred which is continuing and subject to any provisions to the contrary in the Credit Agreement, the Pledgor shall have the right to direct that any sums in the Cash Collateral Account be applied to such of the Secured Obligations as the Pledgor may request.
SECTION 4.    Warranty of Title; Authority. The Pledgor hereby represents and warrants that: (a) the Pledgor has good and marketable title to the Pledged Collateral subject to no pledges, liens, security interests, charges, or other Liens except the pledge and security interest created by this Agreement and any other Permitted Liens, and (b) the Pledgor has full power, authority and legal right to execute, deliver and perform the Pledgor's obligations under this Agreement and to pledge and grant a security interest in all of the Pledged Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Pledged Collateral hereunder have been duly authorized by all necessary action and do not contravene any law, rule or regulation or any judgment, decree or order of any tribunal or of any agreement or instrument to which the Pledgor is a party or by which the Pledgor or any of the Pledgor's property is bound or affected or constitute a default thereunder. The Pledgor covenants that (x) the Pledgor will defend the Agent's rights and security interest in such Pledged Collateral against the claims and demands of all persons whomsoever; (y) except as permitted by the Credit Agreement, the Pledgor is not and will not become a party to or otherwise be bound by any agreement, other than this Agreement and the other Financing Documents, which restricts in any manner the rights of any present or future holder of any of the Pledged Collateral with respect thereto, and (z) upon the delivery of the Pledged Collateral, the Agent will have a valid and perfected security interest in the Pledged Collateral subject to no prior lien. The Pledgor further covenants that the Pledgor will have legal title to and the right to pledge and grant a security interest in the Pledged Collateral hereafter pledged or in which a security interest is granted to the Agent hereunder and will likewise defend the Agent's rights, pledge and security interest thereof and therein.
SECTION 5.    Dividends, Voting, Etc., Prior to Maturity. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends, distributions, income, increases or proceeds paid in respect of the Pledged Equity Interests, to vote the Pledged Equity Interests and to give consents, waivers and ratifications in respect of the Pledged Equity Interests; provided, however, that no vote shall be cast or consent, waiver or ratifications given by the Pledgor if the effect thereof would impair any of the Pledged Equity Interests or be inconsistent with or result in any violation of any of the provisions of the Credit Agreement. All such rights of the Pledgor to receive cash dividends, distributions, income, increases or proceeds, to vote and give consents, waivers and ratifications with respect to the Pledged Equity Interests shall, at the Agent's option, as evidenced by the Agent's notifying the Pledgor of such election in writing, cease in case an Event of Default shall have occurred and be continuing.

SECTION 6.    Remedies.
(a)    If an Event of Default shall have occurred and be continuing, the Agent shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the UCC, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Agent deems expedient:
(i)    the Agent may cause any or all of the Pledged Equity Interests to be transferred of record into the name of the Agent or its nominee;
(ii)    if the Agent so elects and gives notice of such election to the Pledgor in writing, the Agent may vote any or all shares of the Pledged Equity Interests (whether or not the same shall have been transferred into the Agent's name or the name of the Agent's nominee or nominees) for any lawful purpose, including, without limitation, if the Agent so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Pledged Equity Interests and otherwise act with respect thereto as though the Agent were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);
(iii)    the Agent may demand, sue for, collect or make any compromise or settlement the Agent deems suitable in respect of any Pledged Collateral;
(iv)    the Agent may sell, resell, assign and deliver, or otherwise dispose of any or all of the Pledged Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Agent thinks expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;
(v)    the Agent may set off against the Secured Obligations any and all sums owing by the Agent or the Lenders to the Pledgor or held by the Agent or the Lenders, including without limitation, any sums credited to the Cash Collateral Account and any Time Deposits; and
(vi)    the Agent may sell any of the Pledged Collateral at a public or private sale or at any broker's board or any exchange, for cash, upon credit or for future delivery, at such price or prices as the Agent may deem satisfactory.

(b)    In the event of any disposition of the Pledged Collateral as provided in clause (iv) of Section 6(a), the Agent shall give to the Pledgor at least ten (10) days' prior written notice of the time and place of any public sale of the Pledged Collateral or of the time after which any private sale or any other intended disposition is to be made. The Pledgor hereby acknowledges that ten (10) days' prior written notice of such sale or sales shall be reasonable notice. The Agent may enforce the Agent's rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgor, to the fullest extent permitted by law). The Agent may buy any part or all of the Pledged Collateral at any public sale and, if any part or all of the Pledged Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Agent may buy at private sale and may make payments thereof by any means. The Agent may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses which may be incurred by the Agent in attempting to collect the Secured Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Secured Obligations in such order or preference as the Agent may determine after proper allowance for the Secured Obligations not then due. Only after such applications, and after payment by the Agent of any amount required by §9-615(a)(3) of the UCC, or any successor statute thereto, need the Agent account to the Pledgor for any surplus. To the extent that any of the Secured Obligations are to be paid or performed by a person other than the Pledgor, the Pledgor expressly waives (to the fullest extent permitted by law) and agrees not to assert any rights or privileges which the Pledgor may have as a Debtor under the UCC with regard to any actions taken or not taken or notices or other information provided to others, by the Agent with respect thereto or any rights of redemption, rights to injunctive relief or claims for losses in connection therewith.
(c)    The Pledgor recognizes that the Agent may be unable to effect a public sale of the Pledged Collateral by reason of certain prohibitions contained in certain applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the Agent than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under any applicable law, even if the issuer would agree to do so. Subject to the foregoing, the Agent agrees that any sale of the Pledged Collateral shall be made in a commercially reasonable manner.
(d)    The Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Pledged Collateral pursuant to this Section 6 valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. Notwithstanding the foregoing, the Pledgor shall not be obligated to register, or to cause the issuer of the Pledged Collateral to register, the Pledged Collateral under any federal or state securities laws in connection with any sale of the Pledged Collateral by the Agent. The Pledgor further agrees that a breach of any of the covenants contained in this Section 6 will cause irreparable injury to the Agent, that the Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 6 shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

SECTION 7.    Marshalling. The Agent shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Pledged Collateral), or other assurances of payment of, the Secured Obligations or any of them, or to resort to such security or other assurances of payment in any particular order. All of the Agent's rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Pledgor lawfully may, the Pledgor hereby agrees that the Pledgor will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the obligations is secured or payment thereof is otherwise assured, and to the extent that the Pledgor lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.
SECTION 8.    Pledgor's Obligations Not Affected. The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or nonexercise, or any waiver, by the Agent of any right, remedy, power or privilege under or in respect any of the Secured Obligations or any security thereof (including this Agreement); (b) any amendment to or modification of the Credit Agreement, any other Loan Document or any of the Secured Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Secured Obligations; or (d) assurances of payment of, any of the Secured Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Secured Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.
SECTION 9.    Transfer, Etc., by Pledgor.
(a)    Except to the extent permitted under the Credit Agreement, without the prior written consent of the Agent, request for which will be reasonably considered by Agent, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise grant any Lien on any of the Pledged Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement and any other Permitted Liens.
(b)    With respect to the pledge and/or transfer of the Pledged Collateral pursuant to this Agreement, to the fullest extent permitted by applicable law, each of the Pledgor and the Subsidiaries hereby waives any and all restrictions against the pledge and/or transfer of the Pledged Collateral contained in Pledgor's and the Subsidiaries' formation and/or governing documents, including all amendments thereto.
SECTION 10.    Power of Attorney. PLEDGOR HEREBY IRREVOCABLY GRANTS TO THE AGENT PLEDGOR'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING AND SUBJECT TO THE TERMS OF THIS AGREEMENT) TO VOTE ANY PLEDGED INTEREST AND APPOINTS THE AGENT AS PLEDGOR'S ATTORNEY-IN-FACT (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) TO PERFORM ALL OBLIGATIONS OF PLEDGOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF THE AGENT'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING) ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE OBLIGATION.

SECTION 11.    Further Assurances. The Pledgor will do all such acts, and will furnish to the Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Agent hereunder, all without any costs or expense to the Agent.
SECTION 12.    Agent's Exoneration. Under no circumstances shall the Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Pledged Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Pledged Collateral and (b) after an Event of Default shall have occurred and be continuing to act in a commercially reasonable manner. The Agent shall not be required to take any action of any kind to collect, preserve or protect the Agent's or the Pledgor's rights in the Pledged Collateral or against other parties thereto. The Agent's prior recourse to any part or all of the Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Secured Obligations.
SECTION 13.    No Waiver, Etc. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged. No act, failure or delay by the Agent shall constitute a waiver of the Agent's rights and remedies hereunder or otherwise. No single or partial waiver by the Agent of any default or right or remedy that the Agent may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Secured Obligations, the Pledged Collateral and any and all other notices and demands whatsoever (except as expressly provided herein or in the Credit Agreement).
SECTION 14.    Notice, Etc. All notices, requests and other communications hereunder shall be made in the manner set forth in the Credit Agreement.
SECTION 15.    Termination. Upon the Facility Termination Date, this Agreement shall terminate and the Agent shall, at the Pledgor's request and expense, return such Pledged Collateral and Cash Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Agent hereunder. Upon a Disposition of any Pledged Collateral permitted pursuant to the Credit Agreement, unless an Event of Default shall have occurred and be continuing Agent shall, upon the request of the Pledgor, release such Pledged Collateral from the lien imposed by this Agreement and/or any other Loan Document.
SECTION 16.    Overdue Amounts. Until paid, all amounts due and payable by the Pledgor hereunder shall be a debt secured by the Pledged Collateral and shall bear, whether before or after judgment, interest at the default rate set forth under the Credit Agreement.
SECTION 17.    Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Pledgor agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New York or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Pledgor by mail at the address specified in the Credit Agreement. The Pledgor hereby waives any objection that the Agent may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

SECTION 18.    Waiver of Jury Trial. THE PLEDGOR WAIVES THE PLEDGOR'S RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Pledgor waives any right which the Pledgor may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Pledgor (a) certifies that neither the Agent nor any representative, agent or attorney of the Agent has represented, expressly or otherwise, that the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement to which the Agent is a party, the Agent is relying upon, among other things, the waivers and certifications contained in this Section 18.
SECTION 19.    Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Pledgor and his respective successors and assigns, and shall inure to the benefit of the Agent and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. This Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. The Pledgor acknowledges receipt of a copy of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, intending to be legally bound, the Pledgor and the Agent have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

WITNESSED: /s/ FELISE FEINGOLD Felise Feingold	PLEDGOR: KVH INDUSTRIES, INC. By: /s/ DONALD W. REILLY Name: Donald W. Reilly Title: Chief Financial Officer
WITNESSED: /s/ BRIDGETT J. MANDUK MOWRY Bridgett J. Manduk Mowry	ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent By: /s/ KEVIN AHART Name: Kevin L. Ahart Title: Vice President